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10.2 Concession Contract with the Municipality of Curitiba .....................

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                                                                    EXHIBIT 10.2


[officlal insignia]

                         OFFICE OF THE MAYOR OF CURITIBA

CONTRACT NO. 13543

                        CONCESSION AGREEMENT FOR THE OPERATION OF PUBLIC WATER SUPPLY AND WASTEWATER COLLECTION, REMOVAL AND TREATMENT SERVICES, ENTERED INTO BETWEEN THE CITY OF CURITIBA AND COMPANHIA DE SANEAMENTO DE PARANA -- SANEPAR, AS
                        FOLLOWS:

On the sixth day of the month of December of the year Two Thousand and One, in this city of Curitiba, Capital of the State of Parana, the party of the first part, the CITY OF CURITIBA, hereinafter, the GRANTOR, represented herein by its Mayor, CASSIO TANIGUCHI, ID No. 008.716.219-91, assisted by the Municipal Finance Secretary, DINORAH BOTTO PORTUGAL NOGARA, ID No. 530.605129-49, and the Legal Officer of the Municipal Legal Office, EDWARD DAVID GUSSO, ID No. 322.047.959-68, duly authorized under the Law; and the party of the second part, COMPANHIA DE SANEAMENTO DE PARANA - SANEPAR, hereinafter, the GRANTEE, represented herein by its General Director, CARLOS AFONSO TEICEIRA DE FREITAS, ID. No. 112.320.489-60, and its Financial Director, RICARDO DEL GUERRA PERPETUO, ID No. 082.864.108-07 and, as MEDIATOR, the STATE OF PARANA, represented herein by its current Governor, EMILIA DE SALLES BELINATI, ID No. 879.473.409-78, aware of the contents of Official Memo No. 690/01 SMF and its appendices, and IN CONSIDERATION OF:

(a) the terms of State Law No. 4684, of January 23, 1963, amended by State Law No. 12402, of December 30,1998, which created Companhia de Saneamento do Parana -- SANEPAR, specifically for the provision of public water and wastewater services in the State of Parana;
(b) Municipal Law No. 6388, of December 17, 1982, which authorizes the concession, on an exclusive basis, to Companhia de Saneamento do Parana -- SANEPAR, controlled by the State of Parana, of the development of public water supply and wastewater collection services in the City of Curitiba, and
(c) the relevant interest of the STATE OF PARANA in the integration and sharing of the water supply and wastewater treatment and collection services for the Cities that constitute the Curitiba Metropolitan Region,

      RESOLVE by common accord to sign this Concession Agreement hereinafter, the Agreement, which will be exclusive, and will be governed by Municipal Law No. 10192, of June 28, 2001, and by the following Clauses and conditions:


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CLAUSE ONE: OBJECTIVE

The City of Curitiba awards, for value, to Companhia de Saneamento do Parana, the operation of the public water supply and wastewater removal systems, including the production of water for supply, its distribution, operation, conservation, maintenance, collection, removal and treatment of wastewater.

CLAUSE TWO. PRICE

As a result of the stipulation made in Clause One, the GRANTEE will pay to the City of Curitiba, during the award period, from December 2001 to December 2031, the amount of BRR 125,000,000.00 (one hundred and twenty five million [Brazilian] reais), which will be paid in the following manner:
      (a) at the time that this Agreement is signed, a payment of BRR 15,000,000.00 (fifteen million reais) will be made;
      (b) on December 27, 2001, a payment of BRR 2,400,000.00 (two million four hundred thousand reais);
      (c) [on January 20, 2002, a payment of BRR 2,000,000.00 (two million reais);]
      (d) [on February 27, 2002, a payment of BRR 2,000,000.00 (two million reais);]
      (e) [on March 28, 2002, a payment of BRR 2,700,000.00 (two million seven hundred thousand reais)];
      (f)   on 0May 30,2002, a payment of BRR 5,000,000.00 (five million reais);
      (g) on March 30,2003, a payment of BRR 5,000,000.00 (five million reais);
      (h) on March 30,2004, a payment of BRR 5,000,000.00 (five million reais);
      (i) 36 (thirty-six) successive monthly payments, with a value equivalent to BRR 416,666.67 (four hundred sixteen thousand, six hundred sixty-six reais and sixty seven centavos), with these payments being due on the last business day of every month, beginning in January, 2002;
      (j) 240 (two hundred forty) successive monthly payments, with a value equal to BRR 237,083.33 (two hundred thirty-seven thousand, eighty-three reais and thirty-three centavos), with these payments being due on the last business day of every month, beginning in January, 2005; and
      (k) 84 (eighty-four) successive monthly payments, with a value equal to BRR 166,666.67 (one hundred sixty-six thousand, six hundred sixty-six reais and sixty-seven centavos), with these payments being due on the last business day of every month, beginning in January, 2025.

SOLE PARAGRAPH. All the payments above that are due after December 31,2002 will be updated annually, starting from this date, based on changes in the IPCA [Consumer Price Index], released by the IBGE [Brazilian Institute of Geography and Statistics], or, in the event that that Index ceases to exist, any other that best reflects the loss of purchasing power of the national currency.


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CLAUSE THREE. OPERATING AREA

The services awarded will be provided, on an exclusive basis, by the GRANTEE in the territorial area of the GRANTOR, with the GRANTEE reserving the right to collect, inclusively, the rates established in Clause Six of this instrument.

CLAUSE FOUR. MANNER, FORM AND CONDITIONS OF PROVISION OF SERVICE

In order to fully perform the obligations accepted herein, the GRANTEE must, exclusively, directly or by means of a contract with an entity specializing in sanitary engineering: (a) study, plan and execute the projects relating to the construction, expansion or remodeling of the municipal public potable water supply and wastewater systems; (b) act as coordinating agency, execute or supervise the execution of the agreements made between the City and Federal or State organs for the purposes of item "a" ; (c) operate, maintain, conserve and develop the potable water and wastewater systems; and (d) issue and collect billings for the services to be provided.

CLAUSE FIVE. PERFORMANCE OF THE SERVICE

The service must be performed with strict adherence to the guidelines currently defined by legislation regulating the basic sanitary sector, or those that may exist in the future, in particular regarding the quality and potability of the water for the public supply, according to the standards established by the appropriate authorities.

ss. 1. Connection to the water supply and sewerage system is mandatory for all properties with buildings in the territory of the City of Curitiba in which the service is available.

ss. 2. The GRANTOR, acting on its own or at the request of the GRANTEE, will notify and, as necessary, cite the owner or occupant of the building for the purpose of compliance with that which is set forth in ss.1 of this Clause.

ss. 3. Within the urban limits, the GRANTEE, provided that it is in the public interest, may request that the GRANTOR halt the drilling and/or the operation of artesian wells, reservoirs or cisterns existing in places that are supplied by the public water distribution network, closing and sealing the aforementioned supply sources, with the owners or users having no right to claim any indemnification.

ss. 4. The provisions of the preceding paragraph will apply only when the system operated by the GRANTEE possesses the technical capacity to serve on a permanent basis the users who are now supplied by private wells.


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CLAUSE SIX. RATES

The GRANTEE will be remunerated by the collection of rates, applied to the volume of water and wastewater billed and to the other services in accordance with the Table of Service Prices of SANEPAR, in order to make possible the due recovery of the capital pledged by the GRANTEE, its costs and expenses, and to guarantee and assure the maintenance of the economic-financial equilibrium of the Agreement.

ss. 1. With regard to the contents of the above Clause, the procedure currently used for setting, readjusting and revising the rates for the services provided under this Agreement will be maintained, that is, the rates will be adjusted or reviewed in a procedure duly justified by the GRANTEE and sent to the Governor of the STATE OF PARANA for approval, until a public administrative agency is legally appointed to perform this function.

ss. 2. The rates will be reviewed whenever events occur after the approval of the rates or their readjustment that might affect the economic-financial equilibrium of the Agreement, such as an Increase in the cost of the services and the creation of or changes to any taxes or legal assessments.

ss. 3. The Rate Structure to be adopted is that of the Service Provision Table in effect for SANEPAR, in accordance with State Acts No. 4836, of October 10, 2001, and its Appendices, and No. 5105, of December 4, 2001, and any laws that may replace them.

CLAUSE SEVEN. DIFFERENTIAL RATES

Rates may differ because of the technical characteristics or the specific costs related to the provision of service to the various types of users.

ss. 1. Depending on the Rate Policy adopted by the GRANTEE, the rate structure will be adjusted for five (5) the types or categories of users: Residential, Commercial, Industrial, Public and Public Utility.

ss. 2. The minimum rate will be at least 10 m(3) (ten cubic meters) of water consumption per month per household for the category of users referred to in ss.1 of this Clause.

CLAUSE EIGHT. RIGHTS AND OBLIGATIONS

Notwithstanding others found in the Law or in this Agreement, the following are the rights and obligations:

I. Of the GRANTOR,


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(a) Permanently supervise the provision of services through the Municipal Office of Public Works, the Municipal Secretary for the Environment, the Municipal Secretary for City Planning, and the Municipal Secretary of Finance;
(b) Comply with and enforce compliance with the regulatory provisions regarding the services to be provided by the GRANTEE, currently expressed in Act No. 3926/88, or others that may be established to replace the State laws now in effect;
(c) Comply with and enforce compliance with the Clauses of this Agreement;
(d) Monitor the quality of service, and receive and refer user complaints to the GRANTEE so that the latter may resolve the problem;

II. Of THE GRANTEE:

(a) Provide adequate service, pursuant to the law and this contract;
(b) Continuously perform studies regarding the improvement and planning of expansion projects for the services awarded;
(c) Provide information on the service to the GRANTOR;
(d) Comply with and enforce compliance with the regulations for the provision of service and the Clauses of this Agreement;
(e) Execute expropriations and enforce easements authorized by the GRANTOR, as agreed upon in the Appendix to this Agreement;
(f) Protect the integrity of the goods connected with the provision of service;
(g) Receive, apply and manage the financial resources necessary for the provision of service, within the limits of the Law; and
(h) Enter into contracts for the purposes of this Agreement, including the hiring of personnel, with no legal relationship being established between the GRANTOR and the third parties contracted by the GRANTEE.

III. Of the MEDIATOR,

(a) Permanently supervise, as appropriate, the provision of services; and
(b) Receive and send to the GRANTEE the complaints of the users, so that it may resolve them, notifying the GRANTOR of this.

CLAUSE NINE. THE RIGHTS AND OBLIGATIONS OF THE USERS

Notwithstanding that which is set forth in Law No. 8078/90, the rights and obligations of the users are:

I. Receive adequate service;
II. Receive information from the GRANTOR and the GRANTEE for the defense of individual or collective interests;
III. Obtain and use the services in accordance with this Agreement and the relevant regulatory and legal provisions;
IV. Notify the GRANTEE and the GRANTOR of any known irregularities in connection with the service provided;


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V. Notify the appropriate authorities regarding any illegal actions performed by the GRANTEE in the course of providing the service;
VI. Assist in maintaining in good condition the goods that are connected to the provision of their service;
VII. Comply with the provisions of the Regulations for Services Provided by SANEPAR (currently contained In State Act No. 3926/88, but which may be changed in the future) and the basic rules of the service issued by the GRANTEE;
VIII. Pay bills for this service promptly.

CLAUSE TEN. PRINCIPLES OF ADEQUACY AND QUALITY OF SERVICE

The GRANTEE agrees to provide adequate service, always seeking to expand it, keeping pace with worldwide technological development, keeping it continuously updated, seeking, in addition, to use equipment, facilities and operating methods that guarantee the highest levels of security, quality, continuity and reliability of service, as well as maintaining suitably trained personnel. In addition, the GRANTEE will observe the following principles in the provision of the services:

I. Regularity/Continuity -- including the provision of services under the conditions established in this Agreement and the applicable technical regulations, on a permanent basis;
II. Universality -- including the general availability of the provision of services, that is, services that are equal and effective for all social classes;
III. Company Etiquette -- including courtesy in attention to and treatment of the user, and the guarantee of easy access by the user to the GRANTEE for complaints and suggestions;
IV. Moderation in Rates -- including the just correlation between the costs of the concession and the remuneration received from the users in the rates and price of the services; and
V. Security/Environment and Hydrological Resources -- including the performance of the services awarded within the framework of appropriate techniques that will preserve the health of the community, the environment and public and private property.

ss. 1. When service is interrupted because of an emergency or upon prior notice, it will not be considered discontinuity of service if:

I. It results from technical causes or is for the security of the facilities; or
II. It is for the common good, because of non-compliance by the user.

ss. 2. Service will be interrupted, at the discretion of the GRANTEE, if payment of an overdue bill is not made by the user within thirty (30) days, with this nonpayment being subject to the other sanctions provided by the laws currently in effect.


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CLAUSE ELEVEN. COMMITMENT TO GOALS AND INVESTMENTS

In order to adequately provide the services awarded to the GRANTEE, the following expansion goals must be met:

      (a) elevate the level of coverage of the water supply service to 100% (one hundred percent) by December 31, 2004, maintaining that level during the remaining term of the concession;
      (b) elevate the level of attention to wastewater collection and treatment to a minimum of: (i) 82.1% (eight-two point one percent) by December 31, 2004; (ii) 86.1% (eighty six point one percent) by December 31, 2015; and (iii) 90% (ninety percent) on December 31, 2020, maintaining that level during the remaining term of the concession.

ss. 1. Population data from IPARDES -- Parana Institute of Economic and Social Development -- will be used for calculation of the goals in the preceding subparagraph.

ss. 2. A deviation of 0.2% (zero point two percent) is acceptable for the percentages in that subparagraph.

ss. 3. Insofar as the assured return on the employed capital, compatible with the average obtained in the rest of the concession area, as measured in the six
(6) months immediately prior, is determined to be important to the public interest, the GRANTOR may direct the GRANTEE, within a reasonable period, to begin to provide the awarded service in areas that do not have a functioning water distribution and wastewater collection system, or to begin to respond to the needs of special consumers.

ss. 4. The GRANTOR, for the purpose of guaranteeing the return referred to in paragraph 3, may participate in the investment to be made.

ss. 5. Whether or not the GRANTOR participates in the investment, inasmuch as the return on the employed capital referred to in paragraph 3 is assured, the failure of the GRANTEE to respond to the order will mean the immediate loss of contractual exclusivity in the area covered by the order, and the GRANTOR may, if it sees fit, begin to provide the service directly itself or through a new concession for the area, or the partial subcontracting of the already existing concession, under conditions for provision of service that are equal to those offered to the GRANTEE, guaranteeing to the latter adequate remuneration for the use of its system of distribution or collection by the new grantee, or subcontractor, as the case may be. The decision of the GRANTOR, to be effective, must delimit the area to be served.

CLAUSE TWELVE. PROHIBITION OF FREE SERVICE.


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The GRANTEE may not offer its services free of cost.

CLAUSE THIRTEEN. SUBDIVISION.

Within the city limits, the parceling of land by allotments, subdivision or condominium will be authorized by the GRANTOR only when the projects for water and sewer networks are previously approved by the GRANTEE.

SOLE PARAGRAPH: The owner of the parcel of urban land in any of its forms will transfer to the GRANTEE, without cost and without indemnification from the GRANTOR, any water and sewer networks installed in it.

CLAUSE FOURTEEN. REPAIR OF PUBLIC STREETS

The GRANTEE will be liable for the repair of the sidewalks and the pavement of streets that are damaged in the performance of the installation, expansion or repair of public networks and branches, meeting the standards set by the GRANTOR.

CLAUSE FIFTEEN. EXPROPRIATION -- RIGHT OF WAY

For purposes of expropriation or the exercise of right of way, the GRANTOR will declare any property that is needed for the installation or expansion of water and sewer systems to be of public utility.

SOLE PARAGRAPH. The GRANTEE is authorized to initiate the administrative or legal proceedings for expropriation or acquisition of easements for the purposes set forth in this Clause and will be liable for any appropriate indemnification.

CLAUSE SIXTEEN. GOODS AND RIGHTS CONNECTED TO THE SERVICE.

The GRANTOR agrees that the goods connected with the services existing at the date of the signing of this Agreement are the property of the GRANTEE, and must be recorded in the permanent assets of the GRANTEE.

ss. 1. The GRANTEE must maintain a record and inventory of the goods connected with the concession, which may only be used for the purposes of performing the objectives of this Agreement, observing the pertinent technical specifications, and permitting the other Municipalities in the Metropolitan Region to share these goods.

ss. 2. Revoking the agreements currently in effect, the goods connected with the concession may not be removed, transferred, given as security or used


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for any other purpose, except in the event of their replacement for normal wear and tear or because of modernization of technology, when expressly authorized by the GRANTOR. The authorization of the GRANTOR will not be necessary when goods connected with the concession are offered as security in those cases where the creditor expressly states its knowledge of the provisions of this Agreement, especially that which is set forth in ss. 2 of Clause Twenty Four.

ss. 3. The GRANTEE is responsible for the management, operation, security, use, maintenance, replacement and return, in normal operating conditions, of all the goods comprising the water supply and wastewater systems connected with the services, with the exception of normal wear and tear from use.

ss. 4. Goods connected with the concession, and therefore revertible pursuant to ss. 2 of Clause Twenty Four, will mean all of the goods of the public water and sewer system that exist in the City of Curitiba, at the time of the signing of this Agreement and those brought into this City by the GRANTEE for the exclusive and permanent provision of adequate water and sewer service.

ss. 5. The public water and sewer system includes the impoundments (including wells), the collection and distribution aqueducts, the reservoirs, the water treatment stations, the wastewater treatment stations, the interceptors, the emitters, the elevator stations, the water connections, the sewer connections and the hydrometers.

ss. 6. The other goods employed by the GRANTEE in the support and completion of the adequate supply of water and wastewater service are the exclusive property of the GRANTEE and, therefore, may not be entailed or reverted.

ss. 7. For the performance of the services awarded herein, the GRANTEE may use lands in the municipal public domain and establish rights-of-way across streets, routes and public roads, in the manner specified by law.

ss. 8. This Agreement does not affect the alternative wastewater systems currently operated by the GRANTOR.

CLAUSE SEVENTEEN. FINANCING

The GRANTEE agrees to negotiate with the appropriate entities for the acquisition of the financing necessary for the performance of the water supply


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and sewer projects and services, with no liability for these loans being imputable to the GRANTOR.

CLAUSE EIGHTEEN. MUNICIPAL CONSUMPTION

The GRANTOR will be liable for the prompt payment of rates for monthly consumption for its own municipal properties, including public restrooms, fountains,

public spigots and branches of the sewer system used by the GRANTOR or that are its responsibility.

CLAUSE NINETEEN. INTERRUPTION OF SERVICE BECAUSE OF ACTS OF GOD

The GRANTEE will not be liable for interruption in the supply of water and sewer services resulting from Acts of God.

CLAUSE TWENTY. SUPERVISION OF THE SERVICES

The services provided by the GRANTEE, notwithstanding its obligations, will be permanently supervised by the GRANTOR, pursuant to Clause Eight, 1, a, which will have the regulatory powers to assure the maintenance of adequate service, pursuant to this Agreement and at all times maintain its economic-financial equilibrium.

ss. 1. Supervision will include the oversight of the activities of the GRANTEE in the technical, accounting, commercial and economic-financial areas.

ss. 2. The GRANTOR may for this reason request the access of its duly accredited representatives to the [construction] projects, plants and equipment of the GRANTEE, or to those that are connected with the services, and to its accounting and financial records and technical studies, which may not be denied without reasonable justification. The GRANTOR may, in addition, request from the GRANTEE any information or data necessary for verifying the correct performance of this Agreement, and will maintain the confidentiality of any and all information acquired under these circumstances.

ss. 3. The technical inspection of the services includes the construction projects, the plants and the operation of the services.

ss. 4. Accounting oversight will include the examination of all the pertinent bookkeeping entries, records and accounting documents of the GRANTEE. For purposes of this oversight, the GRANTEE will provide to the GRANTOR:


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I. Semi-annual data from the concession regarding the production, treatment, marketing and consumption of water and on the collection and treatment of wastewater;

II. The quarterly balance sheet of the GRANTEE, as well as financial statements for each period and any other information and documents relating to each fiscal period;

III. Any relevant documents or information that may be requested by the GRANTOR.

ss. 5. The GRANTEE will keep its accounting records for the purposes of inspection expressed in accordance with the chart of accounts suggested by it and approved by the GRANTOR, which will make it possible to have an accurate understanding of the state of the business, the flow of assets and liabilities, the investments that are made, the bases of depreciation and amortization, and the appropriateness of costs per activity, zone and consumer category.

ss. 6. For the purposes of that which is contained in the preceding paragraph, the GRANTEE, within twelve (12) months subsequent to the signing of this Agreement, will provide its Chart of Accounts to the GRANTOR, so that it may be approved. The GRANTOR, with well-founded reasons, may order adjustments to the Chart of Accounts presented to it. In the event that the GRANTOR makes no statement regarding the Chart of Accounts within 75 (seventy five) days of receipt thereof, the Chart presented by the GRANTEE will become effective.

ss. 7. Changes may be made to the Chart of Accounts upon the duly justified request of the GRANTEE to the GRANTOR, whose responsibility it is to decide upon the matter. The changes may also be made at the decision, for good reason, of the GRANTOR, after a prior hearing of the GRANTEE.

ss.8. The annual financial statements of the GRANTEE will be submitted to an independent external auditor.

ss. 9. Inspection by the GRANTOR does not absolve the GRANTEE of its responsibility for the adequacy of its projects and facilities and does not extend to the correctness and legality of the latter's accounting records and financial and commercial operations.

ss. 10. Failure of the GRANTEE to respond to the requests, recommendations and directions of the GRANTOR will result in the application of the penalties defined in this Agreement, with the GRANTEE being guaranteed the right to defend itself fully.

CLAUSE TWENTY-ONE. PRESERVATION OF THE ENVIRONMENT


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In the exercise of its activities, the GRANTEE must perform all its operations with an eye toward preserving the ecosystems involved, observing all of the legal and regulatory provisions regarding the preservation of the environment.

CLAUSE TWENTY-TWO. PENALTIES

The GRANTEE will be subject to the sanctions of: (i) warning; (ii) fine; (iii) temporary suspension of participation in bidding and contracting with the government for a period no greater than 2 (two) years; or (iv) declaration of unfitness for bidding or contracting with the public administration during such period of time as the reasons for the penalties persist, or until its reinstatement is permitted, in the appropriate legal form, by the authority that applied the penalty. The penalties will be applicable as provided in the legal and regulatory provisions and in this Agreement in the event that the GRANTEE:

I. Ceases to supply, under the conditions of this Agreement, the technical, accounting and financial Information requested by the GRANTOR;

II. Without justification, ceases to supply within the terms set by the GRANTOR, the means required to reestablish the regularity or guarantee the quality and efficiency of the services.

III. Fails to comply with a legal or regulatory provision, order of the GRANTOR, or any other provision or Clause of this Agreement, except for just cause to which the GRANTEE has not contributed in any way.

ss. 1. The fine to be applied as a penalty by the GRANTOR may not exceed, per infraction, 0.1% (zero point one percent) of the total billings of the GRANTEE for the 12 (twelve) months immediately preceding the occurrence of the infraction relating to the concession.

ss. 2. Penalties, in proportion to the seriousness of the infraction, will be applied in an administrative proceeding in which the GRANTEE is guaranteed the right to fully defend itself.

ss. 3. When the penalty consists of a fine and the respective amount is not received within the period set by the GRANTOR, it will be referred for legal collection procedures, in the manner specified by law.

CLAUSE TWENTY-THREE. INTERVENTION IN THE CONCESSION

Notwithstanding any penalties and collateral liability, the GRANTOR may intervene in the concession, at any time, when the action or omission of the GRANTEE threatens the regularity or quality of the provision of services, or compliance with legal, regulatory and contractual provisions.

ss.1. The Intervention will be ordered by a decree of the Mayor's Office, which will appoint the overseer, determine the period of intervention and the objectives


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and restrictions of the measure. The corresponding administrative proceedings to investigate the causes that necessitated the measure and the collateral liabilities will begin within 30 (thirty) days following the intervention order, in order to guarantee the GRANTEE the right to fully defend itself.

ss. 2. In the event that the administrative proceeding does not conclude within 180 (one hundred eighty) days, the intervention will be considered to have expired, and the administration of the services will return to the GRANTEE, notwithstanding its right to indemnification.

CLAUSE TWENTY-FOUR. TERMINATION OF THE CONCESSION AND REVERSION OF THE ASSETS ENTAILED

This Agreement will be terminated by:

I. the end of the term of the Agreement;
II. the cancellation of the services;
III. expiration;
IV. revocation;
V. annulment;
VI. the death or termination of the GRANTEE.

ss. 1. Under the law, the ending of the term of the Agreement results in the termination of the concession, and the GRANTOR is permitted, at its sole discretion, to keep the GRANTEE as the provider of services, until the bidding for the award of a new concession has been processed.

ss. 2. Under the law, termination of the concession will result in the reversion to the GRANTOR of the pledged assets and the prerogatives conferred on the GRANTEE, by means of the prior indemnification of the GRANTEE, calculated in accordance with the value of those assets, based on the Chart of Accounts, without including for such purposes that share of the asset base that is already depreciated.

ss. 3. In the event that the concession is cancelled before completion of the term of the Agreement, through no fault of the GRANTEE, the latter may attempt to recover, as lost profits, an amount equal to the average of the cash profits of the GRANTEE, calculated in accordance with the corporations law and based on the five years preceding the termination, for each year remaining before the aforementioned end of the term of the Agreement. For purposes of determining the average set forth in this paragraph, the profit of each financial period included will be updated to reflect current monetary values, based on the IPC [Consumer Price Index] published by the IBGE, for the data upon which the indemnification for lost profits will be calculated.


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ss. 4. In the event that any of the instances of non-compliance provided for in the specific legislation of this Agreement are verified, the GRANTOR will file for a declaration of forfeiture of the concession, using the appropriate legal form.

ss. 5. Declaration of forfeiture of the concession will be preceded by an administrative proceeding for the verification of the infractions or omissions, and the GRANTEE will reserve the right to full defense.

ss. 6. The administrative proceeding mentioned above will not be initiated until the GRANTEE has received due notice, which will include a complete and detailed description of the contractual violations it has incurred, and has been given a reasonable period to remedy such violations.

ss. 7. Pursuant to the preceding paragraph, the declaration of forfeiture will involve no liability for the GRANTOR in connection with any liabilities, obligations or agreements with third parties with which the GRANTEE may have contracted, or with its employees.

ss. 8. Through legal action specifically intended for this purpose, the GRANTEE may file for the rescission of this Agreement in the event that the GRANTOR fails to comply with the legal or contractual provisions. In this case, the GRANTEE will not interrupt services until the court has processed the legal ruling ordering the termination of the Agreement.

CLAUSE TWENTY-FIVE. DELEGATION OF THE POWERS OF THE GRANTOR

The powers of the GRANTOR provided for in this Agreement (including those of its Municipal officers) may be totally or partially delegated to other agencies, local governments, or to any other legal person governed by public law, at the sole discretion of the GRANTOR.

CLAUSE TWENTY-SIX. TERM AND LIFE

This Agreement is for a term of 30 (thirty) years, and will take effect upon execution.

CLAUSE TWENTY-SEVEN. JURISDICTION

The jurisdiction of the District of Curitiba, Capital of the State, is chosen for the resolution of all judicial matters arising from this instrument, with the parties expressly renouncing any other forum, regardless of its privileged status. For full legal efficacy, the parties date and sign this Agreement in three copies equal in form and tenor, in the presence of the witnesses.


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

CASSIO TANIGUCH                         EMILIA DE SALLES BELINATI
MAYOR OF CURITIBA                       CURRENT GOVERNOR
                                        OF THE STATE OF PARANA

DINORAH BOTTO PORTUGAL NOGARA           CARLOS AFONSO TEIXERA DE FREITAS
MUNICIPAL FINANCE SECRETARY             GENERAL DIRECTOR OF SANEPAR

EDGAR DAVID GUSSO                       RICARDO DEL GUERRA PERPETUO
MUNICIPAL LEGAL ADVISOR                 FINANCIAL DIRECTOR OF SANEPAR

WITNESSES:

Name/ID                                 Name/ID


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